Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-224487 on Form S-8 of OP Bancorp of our report dated March 16, 2020 relating to the financial statements appearing in this Annual Report on Form 10-K (as amended).

/s/ Crowe LLP

Atlanta, Georgia

April 24, 2020